Exhibit 99

            The Middleton Doll Company Reports Third Quarter Results


     HARTLAND, Wis.--(BUSINESS WIRE)--Nov. 9, 2006--The Middleton Doll Company (OTCBB:DOLL) today reported results for the third quarter and nine months ended September 30, 2006.

     Third Quarter Highlights

     -- The consolidated net loss for the third quarter of 2006 was $922,606 or $0.25 per diluted share, compared to a net loss of $237,952 or $0.06 per diluted share for the third quarter of 2005.

     -- The consumer products segment reported a net loss of $705,859 for the third quarter of 2006.

     -- The financial services segment reported a net loss of $216,747 for the third quarter of 2006.

     Year-to-Date Highlights

     -- For the first three quarters of 2006, the consolidated net loss was $2,384,847 or $0.64 per diluted share, compared to a net loss of $1,758,188 or $0.47 per diluted share for the first three quarters of 2005.

     -- The consumer products segment reported a net loss of $2,376,051 for the first three quarters of 2006.

     -- The financial services segment reported a net loss of $8,796 for the first three quarters of 2006.

     "The consumer products segment continues to be affected by the decline in demand for collectible dolls. Our response to these market challenges is to continue reducing expenses and inventory and to develop new products and marketing strategies that better fit the changing preferences of today's consumers," said Salvatore L. Bando, president and chief executive officer of The Middleton Doll Company.

     "The first shipment of our new line of PlayBabies went out in September. The line appeals to young girls as they change and grow and offers a high-quality product at a lower price-point than our limited-edition collectible dolls. While the initial response appears to be favorable and we continue to believe this new line has good potential, it is too early to predict its impact on sales for the upcoming holiday season," said Ken Werner, president of consumer products for The Middleton Doll Company.

     The new 13-doll family of play dolls provides a playmate for each stage of a young girl's early development, from newborn through age five. "The new PlayBabies line is a key element in our 'crib to collector' strategy. The PlayBabies family is designed for girls up to age five, our Newborn Nursery(R) dolls are targeted for ages five through pre-teen and the well-known Artist Studio collection(TM) of exceptional artist-designed collectible dolls appeal to women of all ages who love dolls," said Werner.

     "We are continuing to liquidate the financial services segment by selling-off assets. We sold three properties during the third quarter. We closed on another property in October and have accepted offers on two additional properties," said Bando.

     "Interest on loans and rental income continued to decline in the third quarter as a result of our efforts to liquidate assets. In addition, we established a $250,000 loan loss reserve in the third quarter against outstanding non-accrual loans and recorded a $98,800 impairment provision on a vacant property that was sold in October," added Bando.

     The Middleton Doll Company currently operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services segment is comprised primarily of the lending and real estate leasing business of its former subsidiary, Bando McGlocklin Small Business Lending Corporation, now owned by Lee Middleton Original Dolls.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include: the inability of InvestorsBank to fulfill its obligations under the asset purchase agreement; the default in payment of loans anticipated to mature and be paid prior to June 30, 2006; the inability of debtors to refinance loans expected to be refinanced prior to June 30, 2006; the proceeds to be generated upon the sale of leased real properties, which depends upon a variety of factors, such as competition, real estate conditions, interest rates and availability of tenants.

     The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                           The Middleton Doll Company
                                  (OTCBB:DOLL)
                                   (Unaudited)

                      Three months ended        Nine months ended
                    ----------------------- --------------------------
                         September 30,            September 30,
                    ----------------------- --------------------------
                       2006        2005         2006         2005
                    ----------- ----------- ------------- ------------
STATEMENTS OF
 OPERATIONS BY
 SEGMENT
-------------------
Consumer Products:
Net sales           $2,617,902  $3,731,521    $7,332,024   $9,294,300
Cost of sales        1,898,498   2,281,421     5,291,892    5,834,321
                    ----------- ----------- ------------- ------------
  Gross profit         719,404   1,450,100     2,040,132    3,459,979
                    ----------- ----------- ------------- ------------
Other expenses
 (income):
  Operating
   expenses          1,463,143   1,679,675     4,536,793    5,586,182
  Interest expense
   to Parent                 -     277,030             -      736,757
  Other expense
   (income)            (37,880)    (42,338)     (120,610)    (144,591)
                    ----------- ----------- ------------- ------------
    Total other
     expenses        1,425,263   1,914,367     4,416,183    6,178,348
                    ----------- ----------- ------------- ------------
Net loss             $(705,859)  $(464,267)  $(2,376,051) $(2,718,369)
                    =========== =========== ============= ============

Financial Services:
Net rental/interest
 income:
  Interest on loans    $32,203    $404,892      $308,593   $1,281,977
  Rental income        142,502     449,266       671,140    1,480,354
  Interest income
   from subsidiary           -     277,030             -      736,757
  Interest expense      (4,148)   (445,257)     (321,388)  (1,328,311)
                    ----------- ----------- ------------- ------------
    Total net
     rental/
     interest
     income            170,557     685,931       658,345    2,170,077
                    ----------- ----------- ------------- ------------
Other income:
  Other income          17,138       7,294        36,324       28,382
  Gain on sale of
   leased
   properties          353,140     265,068     1,413,856    1,034,492
                    ----------- ----------- ------------- ------------
    Total other
     income            370,278     272,362     1,450,180    1,062,874
                    ----------- ----------- ------------- ------------
Other expenses:
  Loss on early
   extinguishment
   of indebtedness           -           -       289,034            -
  Provision for
   impairment of
   leased property      98,812           -        98,812            -
  Provision for
   losses on loans     250,000           -       250,000            -
  Depreciation
   expense              24,566      84,088       120,276      279,762
  Management fee
   expense                   -      77,496        45,139      184,653
  Other operating
   expenses            157,929     251,074       635,234      830,981
  Income tax
   expense                   -      93,045             -      299,248
                    ----------- ----------- ------------- ------------
    Total other
     expenses          531,307     505,703     1,438,495    1,594,644
Preferred stock
 dividends             226,275     226,275       678,826      678,826
                    ----------- ----------- ------------- ------------
Net (loss) income    $(216,747)   $226,315       $(8,796)    $960,181
                    =========== =========== ============= ============


STATEMENTS OF
 OPERATIONS -
 COMBINED
-------------------
Net (loss) income:
  Consumer Products  $(705,859)  $(464,267)  $(2,376,051) $(2,718,369)
  Financial
   Services           (216,747)    226,315        (8,796)     960,181
                    ----------- ----------- ------------- ------------
Net (loss) income
 available to
 common
 shareholders        $(922,606)  $(237,952)  $(2,384,847) $(1,758,188)

(Loss) Earnings Per
 Share - Basic and
 Diluted                $(0.25)     $(0.06)       $(0.64)      $(0.47)
Average shares
 outstanding -
 Basic and Diluted   3,727,589   3,727,589     3,727,589    3,727,589


    CONTACT: The Middleton Doll Company
             Craig Bald, 262-369-8163